Exhibit 99.3

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
01/28/2015	Investors:	Chris Stent, 630-623-3801
	Media:	Heidi Barker, 630-623-3791

McDONALD'S ANNOUNCES QUARTERLY CASH DIVIDEND

OAK BROOK, IL - Today, McDonald's Board of Directors declared a quarterly cash dividend of $0.85 per share of common stock payable on March 16, 2015 to shareholders of record at the close of business on March 2, 2015.

Upcoming Communications

McDonald's plans to release January 2015 sales information on February 9, 2015.

About McDonald's

McDonald's is the world's leading global food service retailer with over 36,000 locations serving approximately 69 million customers in over 100 countries each day. More than 80% of McDonald's restaurants worldwide are owned and operated by independent local business men and women.

Forward-Looking Statements

This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company's filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

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